United States
Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: November 3, 2026
(Date of Earliest Event Reported)
REALTY INCOME CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
11995 El Camino Real, San Diego, California 92130
(Address of principal executive offices)
(858) 284-5000
(Registrant’s telephone number, including area code)
N/A
(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, $0.01 Par Value	O	New York Stock Exchange
1.125% Notes due 2027	O27A	New York Stock Exchange
1.875% Notes due 2027	O27B	New York Stock Exchange
5.000% Notes due 2029	O29B	New York Stock Exchange
1.625% Notes due 2030	O30	New York Stock Exchange
4.875% Notes due 2030	O30B	New York Stock Exchange
5.750% Notes due 2031	O31A	New York Stock Exchange
3.375% Notes due 2031	O31B	New York Stock Exchange
3.625% Notes due 2032	O32A	New York Stock Exchange
1.750% Notes due 2033	O33A	New York Stock Exchange
5.125% Notes due 2034	O34	New York Stock Exchange
3.875% Notes due 2035	O35B	New York Stock Exchange
6.000% Notes due 2039	O39	New York Stock Exchange
5.250% Notes due 2041	O41	New York Stock Exchange
2.500% Notes due 2042	O42	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 3, 2026, the Compensation and Talent Committee (the “Committee”) of the Board of Directors of Realty Income Corporation (the “Company”) adopted the Realty Income 2026 Promote Award Plan (the “Plan”), pursuant to which certain employees of the Company and its direct or indirect subsidiaries (together, the “Company Group”), including our named executive officers, will be eligible to receive bonus awards based on the incentive allocation received by the Company Group with respect to certain investment funds, joint ventures and other investment vehicles sponsored, advised or managed by the Company Group that are designated by the Committee (each, a “Designated Fund/JV”). The purpose of the Plan is to attract, retain and incentivize certain executives and other employees of the Company Group who contribute to the investment management activities of the Company Group with respect to the Designated Funds/JVs and to promote the long-term interests of the Company and its stockholders by linking a portion of their compensation to the incentive allocation generated by the applicable Designated Fund/JV.
The material terms of the Plan are described below.
Eligibility and Administration. Employees of the Company Group who directly or indirectly provide services to or for the benefit of a Designated Fund/JV, as determined by the Committee, are eligible to be selected to participate in the Plan. The Plan is administered by the Committee, which may delegate its responsibilities under the Plan to one or more officers of the Company and/or one or more members of the Committee or the Board of Directors, subject to applicable laws and the limitations imposed under the Plan. The Committee has the sole discretionary authority to interpret the Plan, select participants, designate Designated Funds/JVs, determine the incentive allocation that will be the basis for each bonus pool and the amount of each bonus pool, determine each participant’s allocation of a bonus pool, set the terms of awards and make all other determinations for the administration of the Plan.
Bonus Pools. In the event that a Designated Fund/JV pays an incentive allocation to the Company Group for an applicable measurement period, the Committee will establish a bonus pool, which may in no event exceed 40% of the incentive allocation for such measurement period. Multiple bonus pools may be established with respect to a Designated Fund/JV corresponding to different measurement periods or tranches of incentive allocation payments.
•Percentage Allocations. The Committee will determine each participant’s percentage allocation of the applicable bonus pool, and may approve percentage allocations at, before or after the time the bonus pool is established or the incentive allocation is paid. The Committee may reserve a portion of a bonus pool for later allocation to existing or newly selected participants, or may determine not to allocate such reserved portion.
•Form of Payment. Bonuses awarded to participants designated by the Committee as executive participants will be paid in the form of shares of our common stock (whether restricted or fully vested at grant), restricted stock units settled in shares of our common stock or, following any conversion of the Company to an “UPREIT” structure, units of the resulting operating partnership (collectively, “stock-based awards”), or any combination thereof. Bonuses awarded to other participants may be paid in the form of stock-based awards, cash or a combination thereof. Unless otherwise determined by the Committee and permitted under applicable stock exchange rules, stock-based awards will be granted under the Company’s 2021 Incentive Award Plan (or any successor plan) and will be subject to the terms and conditions thereof, including the individual award limits thereunder.
Vesting. Awards will be subject to such vesting conditions as the Committee determines and sets forth in the applicable award agreement. Unless otherwise determined by the Committee, (i) each stock-based award will vest with respect to 50% of the shares or units subject thereto on the grant date and with respect to the remaining 50% on the first anniversary of the grant date, and (ii) subject to any valid deferral election, 100% of each cash bonus will be paid in a single lump-sum payment on the next regularly scheduled payroll date on or after the approval date, in each case subject to the participant’s continued service with the Company Group through the applicable vesting or payment date.
In addition, subject to the participant’s execution and non-revocation of a release of claims, stock-based awards granted to executive participants will become immediately vested upon (i) a termination of service by the Company Group without “cause,” or due to a “constructive termination,” or (ii) the participant’s termination of service due to death or disability. Further, upon a termination for any reason, other than for cause, due to a constructive termination or retirement, and provided the participant provides at least 30 days' advance written notice of resignation, and stays employed through that notice period, such participant will receive pro-rata vesting of the next scheduled tranche. Additionally, stock-based awards will be eligible for accelerated vesting pursuant to the Company’s Retirement Policy.

Forfeiture. If a participant’s employment or service with the Company Group terminates for any reason prior to the applicable bonus payment date, any bonus or award (or portion thereof) not theretofore granted or paid to the participant will automatically be forfeited and cancelled as of the date of such termination.
Individual Bonus Limit. In no event may any participant receive aggregate bonuses pursuant to awards under the Plan with respect to any fiscal year having a value, as of the applicable bonus payment date, in excess of two times the sum of the participant’s annual base salary rate, target annual bonus (or, if the participant does not have a target annual bonus, the annual bonus actually earned for the most recently completed fiscal year) and target annual equity award value (or, if the participant does not have a target annual equity award value for such year, the value of the annual equity award actually granted for the most recently completed fiscal year or, if none, the target annual equity award value for employees with comparable roles), in each case excluding any amounts awarded, paid or distributed under the Plan.
Clawback. Awards and amounts payable under the Plan are subject to the Company’s Policy for Recovery of Erroneously Awarded Compensation and any other Company clawback or recoupment policy. Any bonus or award granted based on incentive allocation amounts that are subject to clawback under the governing documents of the applicable Designated Fund/JV may also be subject to clawback, recoupment, forfeiture or cancellation to the extent determined by the Committee.
Plan Amendment and Termination. The Committee may amend or terminate the Plan at any time without participant consent and may discontinue the Plan with respect to all or selected Designated Funds/JVs.
The foregoing descriptions of the Plan and RSU awards contemplated to be granted to executive participants in connection with awards under the Plan do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Plan and the form of RSU award agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)  Exhibits

Exhibit No.	Description
10.1	Realty Income 2026 Promote Award Plan
10.2	Form of RSU Award Agreement for Executive Participants under the Realty Income 2026 Promote Award Plan
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2026	REALTY INCOME CORPORATION

	By:	/s/ Bianca Martinez
Bianca Martinez
Senior Vice President, Associate General Counsel and Assistant Secretary